UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2008

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2008, Inhibitex, Inc. (the "Company") announced that effective July 9, 2008, the listing of the Company's common stock will be transferred from the NASDAQ Global Market to the NASDAQ Capital Market. As previously reported, on January 10, 2008, the Company received a letter from the NASDAQ Stock Market advising that the Company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5). The letter stated that the Company had until July 8, 2008 to regain compliance. The letter also stated that, as an alternative, the Company could apply to transfer the listing of its common stock to the NASDAQ Capital Market if the common stock satisfies all criteria, other than compliance with the minimum bid price requirement, for initial inclusion on such market.

Prior to July 8, 2008, the Company submitted a transfer application to NASDAQ to transfer the listing of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market. On July 9, 2008, NASDAQ approved the transfer application and the Company will be afforded an additional compliance period of 180 calendar days after July 8, 2008, or until January 5, 2009, to regain compliance with the minimum bid price requirement of the NASDAQ Capital Market.

The Company's common stock will continue to trade under the symbol "INHX". Securities listed on the NASDAQ Capital Market must satisfy all applicable qualification requirements for NASDAQ securities, and companies listed on the NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ's corporate governance standards.

On July 9, 2008, the Company issued the press release attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description of Exhibits
________________________________________
99.1 Press Release dated July 9, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

July 9, 2008	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 9, 2008.